Exhibit (a)(vi)

FORM OF E-MAIL CONFIRMATION OF RECEIPT OF

NOTICE TO WITHDRAW FROM THE OFFER

This e-mail confirms our receipt of your Notice to Withdraw from the Offer rejecting REMEC, Inc.’s (“REMEC”) Offer to Exchange Certain Outstanding Options for Restricted Stock Units dated September 3, 2004 (the “Offer”) and nullifying your previously submitted Election Form.

Please note that the Notice to Withdraw from the Offer completely withdraws you from the Offer and cannot be used to make changes to your previously submitted Election Form.

You may change your mind and re-accept the Offer by completing and delivering a new Election Form per the procedures set forth in the Offer prior to 12:00 midnight, Pacific Daylight Time, on September 23, 2004.

If you have questions regarding this confirmation, contact:

REMEC, Inc.

14020 Stowe Drive Poway, CA 92014

Attention: Bruce Elliott

Ph: (858) 505-3166

Fax: (858) 748-2967

Email: bruce.elliot@remec.com

or

Attention: Tim Jones

3790 Via de la Valle

Del Mar, CA 92014

Tel: (858) 505-3595

Fax: (858) 857-3751

Email: tim.jones@remec.com

Thank you,

[Name]

REMEC, Inc.